UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2009

Comfort Systems USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Comfort Systems USA, Inc., a Delaware corporation (the “Company”) dated March 31, 2009 announcing that its Board of Directors (the “Board”) has approved an amendment to the company’s stock repurchase program to increase the shares authorized and remaining as available to purchase back up to 1,000,000 shares by authorizing the company to acquire up to 546,350 additional shares of its outstanding common stock.  The company’s existing stock repurchase program had previously authorized the repurchase of up to 3,852,659 shares of the company’s outstanding common stock.

Through March 26, 2009, the Company had repurchased 3,399,009 shares of the company’s common stock at an aggregate price of $38,501,648.  This extension of the stock repurchase program will “top off” the plan and permit the Company to repurchase up to an additional 1,000,000 shares of its currently outstanding common stock beyond what had already been purchased as of March 26, 2009.

The share repurchases will be made from time to time at the Company’s discretion in the open market or privately negotiated transactions as permitted by securities laws and other legal requirements, and subject to market conditions and other factors.  The Company expects that the share repurchases will be financed with available cash.  The Company’s Board of Directors may modify, suspend, extend or terminate the program at any time.

Item 9.01                      Financial Statements and Exhibits

The following exhibit is included herein:

Exhibit 99.1 Press release dated March 31, 2009 announcing the Board’s approval of the amended stock repurchase program.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.
By: /s/ Trent T. McKenna
Trent T. McKenna
Vice President and General Counsel

Date:                                                                           March 31, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Exhibit 99.1 Press release dated March 31, 2009 announcing the Board’s approval of the amended stock repurchase program.